                                  Exhibit 99.6

                      CONSENT TO ACTION WITHOUT A MEETING
                          BY THE BOARD OF DIRECTORS OF
                         COMMERCIAL FEDERAL CORPORATION


     The undersigned, being the Directors of record of Commercial Federal Corporation (the "Company"), acting pursuant to Section 21-2090 of the Nebraska Business Corporation Act, do hereby consent to the following actions, effective this ____ day of October, 1996.

     RESOLVED, that the Commercial Federal Corporation 1996 Stock Option and Incentive Plan, in the form submitted to this meeting and attached hereto at Tab 1, is hereby adopted and approved, subject to (i) approval by the stockholders of the Company, and (ii) such final adjustments of an immaterial nature as the Company's executive officers may deem to be necessary or proper to effect the purpose of the Option Plan and of these resolutions;

     RESOLVED FURTHER, that the Company shall reserve for issuance under the Option Plan, and is hereby authorized upon receipt of proper consideration therefor, in accordance with the terms of the Option Plan, to issue shares of Common Stock, provided for under the Option Plan (as such number of shares may be adjusted in accordance with the Option Plan) upon the exercise of stock options or other awards granted thereunder;

     RESOLVED FURTHER, that the Company's executive officers are hereby authorized to take or to direct the taking of any actions that he may deem necessary or proper in connection with the adoption of the Option Plan, including the filing of a Registration Statement on Form S-8 with the Securities and Exchange Commission in order to register shares of Common Stock reserved for issuance upon the exercise of stock options or other awards granted under the Option Plan; and

     RESOLVED FURTHER, that the 1996 amendment to the 1984 Stock Option and Incentive Plan, as amended and restated, in the form attached hereto at Tab 2, is hereby adopted and approved subject to such immaterial changes as the Company's executive officers deem necessary and consistent with these resolutions.

     The above actions are hereby enacted without a meeting of the Board of Directors of Commercial Federal Corporation effective the ____ day of October 1996.

                         COMMERCIAL FEDERAL CORPORATION

                         By Its Directors:



     ---------------------------        ------------------------------
     Talton K. Anderson                 William A. Fitzgerald



     ---------------------------        ------------------------------
     Robert F. Krohn                    Charles M. Lillis



     ---------------------------        ------------------------------
     Carl G. Mammel                     Robert S. Milligan



     ---------------------------
     James P. O'Donnell